EXPLANATORY NOTE

22nd Century Group, Inc., a Nevada corporation (the “Company”) has prepared this Amendment No. 1 to Form 1-A (“Amendment”) solely for the purpose of filing the Opinion and Consent of Foley & Lardner LLP as Exhibits 11.2 and 12.1. Accordingly, this Amendment consists only of this explanatory note, the signature page to the Form 1-A, the exhibit index, and the exhibits referenced therein. The preliminary offering circular filed August 2, 2024 is unchanged and therefore has been omitted.

Exhibit No.	Description

2.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Commission on December 1, 2010).

2.1.1	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on March 4, 2014).

2.1.2	Amendment to Certificate of Incorporation of the Company (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on December 11, 2023).

2.1.3	Form of Certificate of Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the Commission on April 3, 2024).

2.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on January 30, 2014).

2.2.1	Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the Commission on April 28, 2015).

3.1	Form of Warrant (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on July 25, 2022).

3.2	Form of Amended Original Issue Discount Senior Secured Debentures dated March 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on December 28, 2023).

3.3	Form of JGB Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-K filed with the Commission on March 9, 2023).

3.4	Form of Omnia Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Form 10-K filed with the Commission on March 9, 2023).

3.5	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on November 29, 2023).

3.6	Waiver and Amendment Agreement (Incorporated by reference from Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on October 16, 2023).

3.7	Form of Common Warrant (Incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on October 18, 2023).

3.8	Form of Placement Agent Warrant (Incorporated by reference from Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on October 18, 2023).

3.9	Form of Common Warrant (Incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on April 9, 2024).

3.10	Form of Pre-Funded Warrant (Incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on April 9, 2024).

3.11	Form of Placement Agent Warrant (Incorporated by reference from Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on April 9, 2024).

3.12	Form of Common Warrant (Incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on April 30, 2024).

3.13	Form of Pre-Funded Warrant (Incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on April 30, 2024).

3.14	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on May 10, 2024)

4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Form 1-A filed with the Commission on August 2, 2024)

6.1††	License Agreement dated March 6, 2009 between North Carolina State University and 22nd Century Limited, LLC (incorporated by reference to Exhibit 10.21 to the Company’s Form S-1 registration statement filed with the Commission on August 26, 2011).

6.1.1	Amendment dated August 9, 2012 to License Agreement dated March 6, 2009 between North Carolina State University and 22nd Century Limited, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 20, 2012).
6.2

Letter Agreement between the Company and North Carolina State University dated November 22, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 23, 2011).

6.3†	Amended and Restated 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference from Appendix B to the Company’s definitive proxy statement filed April 19, 2024)

6.4†	Form of Option Award Agreement under 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021).

6.5†	Form of Executive RSU Award Agreement under 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021).

6.6†	Form of Director RSU Award Agreement under 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021).

6.7†	22nd Century Group, Inc. 2014 Omnibus Incentive Plan, as amended and restated (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed on March 22, 2019).

6.8	Securities Purchase Agreement dated March 3, 2023 with each of the purchasers party thereto and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (incorporated by reference to Exhibit 10.18 to the Company’s Form 10-K filed with the Commission on March 9, 2023)

6.8.1	Amendment to Securities Purchase Agreement dated March 3, 2023 with each of the purchasers party thereto and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on December 28, 2023)

6.9	Subordinated Promissory Noted dated March 3, 2023 (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-K filed with the Commission on March 9, 2023)

6.10	Equity Purchase Agreement dated November 20, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 27, 2023)

6.10.1	Amendment to Equity Purchase Agreement dated December 22, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on December 28, 2023)

6.11	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 29, 2023)

6.12	License Agreement with NCSU dated November 2, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on November 8, 2023)

6.13	Letter Agreement with JGB (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on April 8, 2024)

6.14	General Release and Settlement Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on April 30, 2024)

6.15	May 2024 Letter Agreement with JGB (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on May 10, 2024)

6.16	May 2024 Exchange Agreement with JGB (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on May 10, 2024)

11.1	Consent of Freed Maxick CPAs, P.C. (incorporated by reference to Exhibit 11.1 to the Company’s Form 1-A filed with the Commission on August 2, 2024)

11.2*	Consent of Foley & Lardner LLP (included in Exhibit 12.1)

12.1*	Opinion of Foley & Lardner LLP

* Filed herewith.

† Management contract or compensatory plan, contract or arrangement.

†† Certain portions of the exhibit have been omitted pursuant to a confidential treatment order. An unredacted copy of the exhibit has been filed separately with the United States Securities and Exchange Commission pursuant to the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 8, 2024.

22nd CENTURY GROUP, INC.

By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer (Principal Executive Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence D. Firestone	Chairman of the Board, Chief Executive Officer	August 8, 2024
Lawrence D. Firestone	(Principal Executive Officer)

/s/ Daniel A. Otto	Chief Financial Officer	August 8, 2024
Daniel A. Otto	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Arno	Lead Director	August 8, 2024
Andrew Arno

/s/ Lucille S. Salhany	Director	August 8, 2024
Lucille Salhany

/s/ Anthony Johnson	Director	August 8, 2024
Anthony Johnson